Exhibit 99.1

FOR IMMEDIATE RELEASE

DEL MONTE CORPORATION REPORTS

2011 FOURTH QUARTER RESULTS

San Francisco – June 17, 2011 – Del Monte Corporation:

Announcement Highlights

For the three months ended May 1, 2011:

•	Net sales declined 0.3%

•	Operating income/(loss) was ($73.5) million, which included transaction expenses of $144.0 million

•	Adjusted EBITDA[1] increased 6.2%, and margins expanded by 100 basis points, primarily due to Pet Products

Full Year 2011 Free Cash Flow2 was $333.8 million, an increase of 33% over fiscal 2010

Del Monte Foods Results for Three Months Ended May 1, 2011

Del Monte Foods today reported net sales for the three months ended May 1, 2011 of $951.2 million compared to $954.0 million in the fourth quarter fiscal 2010, a decrease of 0.3%. This decline was driven by increased promotional spending and Consumer Products unit volume declines, partially offset by new product volume growth in Pet Products.

Operating income/(loss) declined from $108.1 million in the prior year period to ($73.5) million, which included transaction expenses of $144.0 million and expenses of $39.8 million related to purchase accounting impact from the Merger (defined below).

[1]

Reflects “EBITDA” and “Consolidated EBITDA” as calculated pursuant to the Company’s 7.625% Notes Indenture and credit agreements, respectively. Please refer to the reconciliation of non-GAAP financial measures located at the end of this press release.

[2]

Free Cash Flow is defined as Adjusted EBITDA less cash interest, cash taxes (net of refunds), capital expenditures and plus/less decrease/ increase in working capital (excluding the impact of the Merger). Please refer to the reconciliation of non-GAAP financial measures located at the end of this press release.

Adjusted EBITDA grew 6.2% to $150.4 million compared to $141.6 million in the prior year. The increase in Adjusted EBITDA reflects lower marketing investment (which was offset by the increased promotional spend mentioned above), lower G&A expenses and new product volume growth in Pet Products.

Reportable Segments – Results for Three Months Ended May 1, 2011

Pet Products

Pet Products net sales were $465.2 million, an increase of 4.1% over net sales of $446.8 million in the prior year period. The increase in Pet Products net sales was primarily driven by new product volume growth, which was partially offset by increased promotional spend.

Pet Products operating income decreased from $76.4 million in fourth quarter fiscal 2010 to $74.2 million (which included expenses of $20.6 million related to purchase accounting impact from the Merger) in the three months ended May 1, 2011, or 2.9%.

Pet Products Adjusted EBITDA increased from $90.3 million in fourth quarter fiscal 2010 to $107.3 million in the three months ended May 1, 2011, or 18.8%. The increase was primarily driven by lower marketing investment (which was offset by the increased promotional spend mentioned above) and the positive impact of the topline.

Consumer Products

Consumer Products net sales were $486.0 million, a decrease of 4.2% from net sales of $507.2 million in the fourth quarter fiscal 2010. The decrease in Consumer Products net sales was driven mainly by lower unit volumes and higher promotional spend.

Consumer Products operating income declined from $48.7 million in fourth quarter fiscal 2010 to $14.7 million (which included expenses of $19.2 million related to purchase accounting impact from the Merger) in the three months ended May 1, 2011, or 69.8%.

Consumer Products Adjusted EBITDA declined from $58.0 million in the fourth quarter fiscal 2010 to $44.4 million in the three months ended May 1, 2011, or 23.4%. This decline was primarily driven by increased operational costs and the negative impact of the topline.

Del Monte Foods Results for Twelve Months Ended May 1, 2011

The Company reported net sales for the twelve months ended May 1, 2011 of $3,666.1 million compared to $3,739.8 million for full year fiscal 2010, a decrease of 2.0%. The decrease was primarily driven by unit volume declines in Consumer Products and increased promotional spend in both Pet and Consumer Products.

Operating income declined from $508.0 million in fiscal 2010 to $339.3 million (which included transaction expenses of $151.6 million and expenses of $39.8 million related to purchase accounting impact from the Merger) in the twelve months ended May 1, 2011, or 33.2%.

Adjusted EBITDA increased 5.4% to $661.0 million from $626.9 million in the prior year. The increase was driven by lower marketing investment (which was partially offset by the increased promotional spend mentioned above) and G&A expenses.

Select Liquidity Data

At May 1, 2011 total debt was $4,008.6 million and cash and cash equivalents were $205.2 million. As of May 1, 2011 there were no outstanding borrowings under the Company’s ABL facility. For the twelve months ended May 1, 2011, capital expenditures totaled $91.9 million.

Free Cash Flow for the twelve months ended May 1, 2011 was $333.8 million, compared to $251.0 million in fiscal 2010, an increase of 33%. The increase was primarily due to lower inventories, lower cash interest payments, lower cash taxes, increased Adjusted EBITDA, and lower capital expenditures.

Conference Call/Webcast Information

Del Monte Foods will host a live audio webcast, accompanied by a slide presentation, to discuss the three months ended May 1, 2011 results at 8:00 a.m. PT (11:00 a.m. ET) today. To access the live webcast and slides, go to http://investors.delmonte.com. Under Events, click Q4 F11

Del Monte Foods Earnings Conference Call. Printable slides are expected to be available in advance of the call. Historical quarterly results can be accessed at http://investors.delmonte.com. The audio portion of the webcast may also be accessed during the call (listen-only mode) as follows: 1-888-788-9432 (1-210-795-9068 outside the U.S. and Canada), verbal code: Del Monte Foods. The webcast and slide presentation will be available online following the presentation.

Merger

On March 8, 2011, Del Monte Foods was acquired by an investor group led by funds affiliated with Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners and Centerview Capital, L.P. The acquisition is referred to as the “Merger.” As a result of the Merger, the Company applied the acquisition method of accounting and established a new basis of accounting on March 8, 2011. Accordingly, the fiscal 2011 and fourth quarter 2011 periods presented in the tables included at the end of this press release include a 44-week Predecessor period from May 3, 2010 through March 7, 2011 and an 8-week Successor period, reflecting the Merger, from March 8, 2011 through May 1, 2011, and a Predecessor period from January 31, 2011 through March 7, 2011 and a Successor period from March 8, 2011 through May 1, 2011, respectively. For comparison purposes, the discussion of operating results above is based on the mathematical combination of the Successor and Predecessor periods in the three and twelve months ended May 1, 2011 compared to the Predecessor fourth quarter and fiscal year 2010, respectively, which we believe provides a meaningful understanding of the underlying business.

About Del Monte Foods

Del Monte Foods is one of the country’s largest and most well-known producers, distributors and marketers of premium quality, branded pet products and food products for the U.S. retail market, generating approximately $3.7 billion in net sales in fiscal 2011. With a powerful portfolio of brands, Del Monte products are found in eight out of ten U.S. households. Pet food and pet snacks brands include Meow Mix®, Kibbles ‘n Bits®, Milk-Bone®, 9Lives®, Milo’s Kitchen™, Pup-Peroni®, Gravy Train®, Nature’s Recipe®, Canine Carry Outs ® and other brand names. Food product brands include Del Monte®, Contadina®, S&W®, College Inn® and other brand names. The Company also produces and distributes private label pet products and food products. For more information on Del Monte Foods, visit the Company’s website at www.delmonte.com.

Del Monte. Nourishing Families. Enriching Lives. Every Day. ™

Non-GAAP Financial Measures

Del Monte Corporation reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). In this press release and the accompanying webcast, Del Monte is also providing certain non-GAAP financial measures – specifically, Adjusted EBITDA and Free Cash Flow. Del Monte presents Adjusted EBITDA because it believes this is an important supplemental measure relating to its financial condition since it is used in certain covenants in the indenture that governs its 7.625% Senior Notes due 2019 (referred to therein as “EBITDA”) and the Credit Agreements relating to its $2.7 billion Term B Loans and $0.75 billion ABL Facility (referred to therein as “Consolidated EBITDA”).

Del Monte presents Free Cash Flow because it uses such measure internally to benchmark its performance period-to-period and believes this information is also helpful to investors. Free Cash Flow does not, however, represent the residual cash flow available for discretionary expenditures, since it does not take into account debt service requirements under the 7.625% Senior Notes, the Credit Facility, the ABL Facility, obligations under the Monitoring Agreement and other non-discretionary expenditures that are not deducted from the measure.

Del Monte notes that the Adjusted EBITDA and Free Cash Flow presented herein differ from the adjusted EBITDA and cash flow measures that were presented by Del Monte Foods Company prior to its March 8, 2011 acquisition. The Company cautions investors that the non-GAAP financial measures presented are intended to supplement the Company’s GAAP results and are not a substitute for such results. Additionally, the Company cautions investors that the non-GAAP financial measures used by Del Monte may differ from the non-GAAP measures used by other companies.

	Fiscal 2010				Twelve Months Ended May 1, 2011
(in millions)	Pet Products	Consumer Products	Corporate	Total	Pet Products	Consumer Products	Corporate	Total
Reconciliation:
Operating income	$355.5	$222.6	$(70.1)	$508.0	$377.7	$180.0	$(218.4)	$339.3
Adjustments to derive EBITDA:
Depreciation and amortization expense	41.3	51.9	6.2	99.4	46.7	45.8	9.2	101.7
Other income (expense)	—	—	(9.8)	(9.8)	—	—	(20.5)	(20.5)
Amortization of debt discount [a]	—	—	(0.5)	(0.5)	—	—	(0.8)	(0.8)
Amortization of debt issuance costs [a]	—	—	(5.7)	(5.7)	—	—	(8.4)	(8.4)

EBITDA	$396.8	$274.5	$(79.9)	$591.4	$424.4	$225.8	$(238.9)	$411.3
Non-cash stock based compensation	—	—	21.3	21.3	—	—	45.7	45.7
Swap ineffectiveness	—	—	13.4	13.4	—	—	—	—
Trademark impairment	3.0	—	—	3.0	—	—	—	—
Non-cash loss or (gain) on asset disposal	—	—	2.6	2.6	—	—	2.9	2.9
Derivative mark-to-market (gains) losses	—	—	8.1	8.1	—	—	(3.1)	(3.1)
Excess of derivative cash settlements	—	—	1.1	1.1	—	—	26.8	26.8
Non-cash LIFO reserve charge	—	0.4	—	0.4	—	(3.7)	—	(3.7)
Operating Services Agreement gain	(9.6)	(10.6)	—	(20.2)	(4.0)	(4.4)	—	(8.4)
Sponsor fees and sponsor-directed consulting fees	—	—	—	—	0.2	0.2	2.1	2.5
Non-recurring items	4.2	—	—	4.2	—	4.7	—	4.7
Amortization of inventory step-up	—	—	—	—	16.2	17.6	—	33.8
Severance costs	—	—	—	—	2.6	2.7	—	5.3
Redemption premium over the fair value of senior subordinated notes tendered/redeemed	—	—	—	—	—	—	15.8	15.8
Transaction costs	—	—	—	—	—	—	118.4	118.4
Merger litigation costs	—	—	—	—	—	—	2.7	2.7
Foreign currency transaction (gains) losses	—	—	(0.6)	(0.6)	—	—	2.6	2.6
Other	—	—	2.2	2.2	(0.2)	1.7	2.2	3.7

Adjusted EBITDA	$394.4	$264.3	$(31.8)	$626.9	$439.2	$244.6	$(22.8)	$661.0

Adjustments to derive free cash flow:
Cash interest				(98.4)				(77.3)
Cash taxes (net of refunds)				(92.3)				(35.5)
Adjustment to cash taxes to eliminate impact of Merger				—				(44.2)
Changes in working capital and other				(80.3)				(78.3)
Capital expenditures				(104.9)				(91.9)

Free cash flow				$251.0				$333.8

[a]	Represents adjustments to eliminate duplicate reporting of the amortization of debt issuance costs and debt discount.

	Three Months Ended May 2, 2010				Three Months Ended May 1, 2011
(in millions)	Pet Products	Consumer Products	Corporate	Total	Pet Products	Consumer Products	Corporate	Total
Reconciliation:
Operating income (loss)	$76.4	$48.7	$(17.0)	$108.1	$74.2	$14.7	$(162.4)	$(73.5)
Adjustments to derive EBITDA:
Depreciation and amortization expense	12.1	11.7	1.6	25.4	14.3	11.2	4.5	30.0
Other income (expense)	—	—	8.4	8.4	—	—	(24.7)	(24.7)
Amortization of debt discount [a]	—	—	(0.3)	(0.3)	—	—	(0.2)	(0.2)
Amortization of debt issuance costs [a]	—	—	(1.3)	(1.3)	—	—	(4.3)	(4.3)

EBITDA	$88.5	$60.4	$(8.6)	$140.3	$88.5	$25.9	$(187.1)	$(72.7)
Non-cash stock based compensation	—	—	6.0	6.0	—	—	34.8	34.8
Non-cash loss or (gain) on asset disposal	—	—	1.4	1.4	—	—	2.0	2.0
Derivative mark-to-market (gains) losses	—	—	(5.3)	(5.3)	—	—	7.1	7.1
Excess of derivative cash settlements	—	—	(0.3)	(0.3)	—	—	7.3	7.3
Non-cash LIFO reserve charge	—	0.4	—	0.4	—	(3.7)	—	(3.7)
Operating Services Agreement gain	(2.4)	(2.8)	—	(5.2)	—	—	—	—
Sponsor fees and sponsor-directed consulting fees	—	—	—	—	0.2	0.2	2.1	2.5
Non-recurring items	4.2	—	—	4.2	—	—	—	—
Amortization of inventory step-up	—	—	—	—	16.2	17.6	—	33.8
Severance costs	—	—	—	—	2.6	2.7	—	5.3
Redemption premium over the fair value of senior subordinated notes tendered/redeemed	—	—	—	—	—	—	15.8	15.8
Transaction costs	—	—	—	—	—	—	110.8	110.8
Merger litigation costs	—	—	—	—	—	—	2.7	2.7
Foreign currency transaction (gains) losses	—	—	(0.3)	(0.3)	—	—	2.7	2.7
Other	—	—	0.4	0.4	(0.2)	1.7	0.5	2.0

Adjusted EBITDA	$90.3	$58.0	$(6.7)	$141.6	$107.3	$44.4	$(1.3)	$150.4

[a]	Represents adjustments to eliminate duplicate reporting of the amortization of debt issuance costs and debt discount.

Forward-Looking Statements

This press release and the accompanying conference call may contain forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Such forward-looking statements may include statements related to fiscal 2012 or other future financial operating results and related matters.

Factors that could cause actual results to differ materially from those described in this press release or the accompanying conference call include, among others: our ability to generate sufficient cash to meet our operating needs, expenditures and debt service obligations; our ability to comply with restrictive covenants and other terms included in the agreements relating to our indebtedness; our ability to manage interest rate and credit risk; the extension of credit to us under our credit agreements; competition, including pricing and promotional spending levels by competitors; our ability to launch new products and anticipate changing pet and consumer preferences; our ability to maintain or increase prices and persuade consumers to purchase our branded products versus lower-priced branded and private label offerings; our ability to implement productivity initiatives to control or reduce costs; cost and availability of inputs, commodities, ingredients and other raw materials, including without limitation, energy (including natural gas), fuel, packaging, fruits, vegetables, tomatoes, grains (including corn), sugar, spices, meats, meat by-products, soybean meal, water, fats, oils and chemicals; logistics and other transportation-related costs; our assessments and assumptions about commodity prices; our ability to grow our pet products business; continued patronage and financial health of significant customers; the success of future acquisition or other strategic transaction endeavors; the resolution of pending litigation, including pending putative shareholder derivative actions; changes in, or the failure or inability to comply with U.S., foreign and local governmental regulations; impairments in the book value of goodwill or other intangible assets; the sufficiency and effectiveness of our marketing and trade promotion programs; adverse weather conditions, natural disasters, pestilences and other natural conditions that affect crop yields or other inputs or otherwise disrupt operations; contaminated ingredients; allegations that our products cause injury or illness, product recalls and product liability claims and other litigation; inventory and other business practices by customers; pension costs and funding requirements; risks associated with foreign operations; currency and interest rate fluctuations; protecting our intellectual property rights or intellectual property infringement or violation claims; failure of information technology systems; strikes or work stoppages by our employees; the control of substantially all of our securities by a group of private investors and conflicts of interest posed by such ownership.

Generally, these factors and other risks and uncertainties are described in more detail, from time to time, in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release and accompanying conference call are qualified by these cautionary statements and are made only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

DEL MONTE CORPORATION AND SUBSIDIARIES

(previously reported as DEL MONTE FOODS COMPANY AND SUBSIDIARIES)

Condensed Consolidated Statements of Income (Loss)

(in millions)

	Successor	Predecessor		Predecessor
	March 8, 2011 through May 1, 2011	January 31, 2011 through March 7, 2011	Three Months Ended May 1, 2011 [1]	Three Months Ended May 2, 2010
Net sales	$564.8	$386.4	$951.2	$954.0
Cost of products sold	457.0	239.6	696.6	629.9

Gross profit	107.8	146.8	254.6	324.1
Selling, general and administrative expenses	108.9	75.2	184.1	216.0
Transaction and related costs	82.8	61.2	144.0	—

Operating income (loss)	(83.9)	10.4	(73.5)	108.1
Interest expense	44.3	8.2	52.5	19.4
Other (income) expense	25.7	(1.0)	24.7	(8.4)

Income (loss) from continuing operations before income taxes	(153.9)	3.2	(150.7)	97.1
Provision (benefit) for income taxes	(49.0)	6.5	(42.5)	33.8

Income (loss) from continuing operations	(104.9)	(3.3)	(108.2)	63.3
Income (loss) from discontinued operations before income taxes	0.6	(2.5)	(1.9)	0.5
Provision (benefit) for income taxes	0.2	(1.0)	(0.8)	0.1

Income (loss) from discontinued operations	0.4	(1.5)	(1.1)	0.4

Net income (loss)	$(104.5)	$(4.8)	$(109.3)	$63.7

	Successor	Predecessor		Predecessor
	March 8, 2011 through May 1, 2011	May 3, 2010 through March 7, 2011	Twelve Months Ended May 1, 2011 [2]	Fiscal Year Ended May 2, 2010
Net sales	$564.8	$3,101.3	$3,666.1	$3,739.8
Cost of products sold	457.0	2,073.6	2,530.6	2,510.6

Gross profit	107.8	1,027.7	1,135.5	1,229.2
Selling, general and administrative expenses	108.9	535.7	644.6	721.2
Transaction and related costs	82.8	68.8	151.6	—

Operating income (loss)	(83.9)	423.2	339.3	508.0
Interest expense	44.3	66.7	111.0	116.3
Other (income) expense	25.7	(5.2)	20.5	9.8

Income (loss) from continuing operations before income taxes	(153.9)	361.7	207.8	381.9
Provision (benefit) for income taxes	(49.0)	139.8	90.8	139.9

Income (loss) from continuing operations	(104.9)	221.9	117.0	242.0
Income (loss) from discontinued operations before income taxes	0.6	(1.7)	(1.1)	1.4
Provision (benefit) for income taxes	0.2	(2.6)	(2.4)	(0.9)

Income from discontinued operations	0.4	0.9	1.3	2.3

Net income (loss)	$(104.5)	$222.8	$118.3	$244.3

[1]

Amounts presented for the three months ended May 1, 2011 represent the mathematical combination of the 5-week Predecessor period from January 31, 2011 through March 7, 2011 and the 8-week Successor period from March 8, 2011 through May 1, 2011.

[2]

Amounts presented for the twelve months ended May 1, 2011 represent the mathematical combination of the 44-week Predecessor period from May 3, 2010 through March 7, 2011 and the 8-week Successor period from March 8, 2011 through May 1, 2011.

DEL MONTE CORPORATION AND SUBSIDIARIES

(previously reported as DEL MONTE FOODS COMPANY AND SUBSIDIARIES)

Net Sales by Segment

(in millions)

	Successor	Predecessor			Predecessor
	March 8, 2011 through May 1, 2011	January 31, 2011 through March 7, 2011	Three Months Ended May 1, 2011 [1]		Three Months Ended May 2, 2010
Net Sales:
Pet Products	$271.0	$194.2	$465.2		$446.8
Consumer Products	293.8	192.2	486.0		507.2

Total	$564.8	$386.4	$951.2		$954.0

	Successor	Predecessor			Predecessor
	March 8, 2011 through May 1, 2011	May 3, 2010 through March 7, 2011	Twelve Months Ended May 1, 2011 [2]		Fiscal Year Ended May 2, 2010
Net Sales:
Pet Products	$271.0	$1,513.2	$1,784.2		$1,750.0
Consumer Products	293.8	1,588.1	1,881.9		1,989.8

Total	$564.8	$3,101.3	$3,666.1		$3,739.8

Operating Income by Segment
(in millions)
	Successor	Predecessor			Predecessor
	March 8, 2011 through May 1, 2011	January 31, 2011 through March 7, 2011	Three Months Ended May 1, 2011 [1]		Three Months Ended May 2, 2010
Operating Income (Loss):
Pet Products	$26.2	$48.0	$74.2	(a)	$76.4
Consumer Products	9.1	5.6	14.7	(b)	48.7
Corporate (c)	(119.2)	(43.2)	(162.4)		(17.0)

Total	$(83.9)	$10.4	$(73.5)		$108.1

	Successor	Predecessor			Predecessor
	March 8, 2011 through May 1, 2011	May 3, 2010 through March 7, 2011	Twelve Months Ended May 1, 2011 [2]		Fiscal Year Ended May 2, 2010
Operating Income (Loss):
Pet Products	$26.2	$351.5	$377.7	(a)	$355.5
Consumer Products	9.1	170.9	180.0	(b)	222.6
Corporate (c)	(119.2)	(99.2)	(218.4)		(70.1)

Total	$(83.9)	$423.2	$339.3		$508.0

(a)	For three and twelve months ended May 1, 2011 Pet Products operating income includes expenses of $20.6 million related to purchase accounting impact from the Merger.
(b)	For three and twelve months ended May 1, 2011 Consumer Products operating income includes expenses of $19.2 million related to purchase accounting impact from the Merger.
(c)

Corporate represents expenses not directly attributable to reportable segments. For the three and twelve months ended May 1, 2011, Corporate includes $144.0 and $151.6 of transaction and related costs, respectively. For the three months and fiscal year ended May 2, 2010, Corporate includes $0.0 and $0.0 of transaction and related costs, respectively.

[1]

Amounts presented for the three months ended May 1, 2011 represent the mathematical combination of the 5-week Predecessor period from January 31, 2011 through March 7, 2011 and the 8-week Successor period from March 8, 2011 through May 1, 2011.

[2]

Amounts presented for the twelve months ended May 1, 2011 represent the mathematical combination of the 44-week Predecessor period from May 3, 2010 through March 7, 2011 and the 8-week Successor period from March 8, 2010 through May 1, 2011.

DEL MONTE CORPORATION AND SUBSIDIARIES

(previously reported as DEL MONTE FOODS COMPANY AND SUBSIDIARIES)

Condensed Consolidated Balance Sheets

(in millions, except share and per share data)

	Successor	Predecessor
	May 1, 2011	May 2, 2010
ASSETS
Cash and cash equivalents	$205.2	$53.7
Trade accounts receivable, net of allowance	201.5	187.0
Inventories	766.9	726.4
Prepaid expenses and other current assets	165.4	128.5

TOTAL CURRENT ASSETS	1,339.0	1,095.6

Property, plant and equipment, net	731.7	658.8
Goodwill	2,124.0	1,337.7
Intangible assets, net	2,828.7	1,162.4
Other assets, net	180.3	34.4

TOTAL ASSETS	$7,203.7	$4,288.9

LIABILITIES AND STOCKHOLDER’S EQUITY
Accounts payable and accrued expenses	$486.7	$469.5
Short-term borrowings	8.6	5.6
Current portion of long-term debt	20.3	30.0

TOTAL CURRENT LIABILITIES	515.6	505.1

Long-term debt	3,973.1	1,255.2
Deferred tax liabilities	969.1	441.0
Other non-current liabilities	260.5	260.2

TOTAL LIABILITIES	5,718.3	2,461.5

Stockholder’s equity:
Common stock ($0.01 par value per share, shares authorized:
1,000 at May 1, 2011 and 500,000,000 at May 2, 2010; 10 issued and outstanding at May 1, 2011 and 216,600,000 issued and 199,200,000 outstanding at May 2, 2010)	$—	$2.2
Additional paid-in capital	1,584.4	1,085.0
Treasury stock, at cost	—	(183.1)
Accumulated other comprehensive income (loss)	5.5	(59.8)
Retained earnings (accumulated deficit)	(104.5)	983.1

TOTAL STOCKHOLDER’S EQUITY	1,485.4	1,827.4

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$7,203.7	$4,288.9

DEL MONTE CORPORATION AND SUBSIDIARIES

(previously reported as DEL MONTE FOODS COMPANY AND SUBSIDIARIES)

Condensed Consolidated Statements of Cash Flows

(in millions)

	Successor	Predecessor		Predecessor
	March 8, 2011 through May 1, 2011	May 3, 2010 through March 7, 2011	Twelve Months Ended May 1, 2011	Fiscal Year Ended May 2, 2010
OPERATING ACTIVITIES:
Net income (loss)	$(104.5)	$222.8	$118.3	$244.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20.4	81.3	101.7	99.4
Deferred taxes	(48.9)	97.8	48.9	54.4
Inventory step-up related to the Merger	33.8	—	33.8	—
Write off of debt issuance cost and loss on debt refinancing	—	—	—	24.8
Redemption premium over the fair value of senior subordinated notes tendered/redeemed	15.8	—	15.8	—
Loss on asset disposal	1.8	1.1	2.9	2.6
Stock compensation expense	0.4	45.3	45.7	21.3
Discontinuation of hedge accounting for interest rate swap	—	—	—	13.4
Excess tax benefits from stock-based compensation	—	(35.3)	(35.3)	—
Impairment loss on pet intangible assets	—	—	—	3.0
Other non-cash items, net	12.6	0.1	12.7	(3.5)
Changes in operating assets and liabilities:
Trade accounts receivable, net	23.4	(37.4)	(14.0)	(2.4)
Inventories	113.6	(84.1)	29.5	(51.9)
Prepaid expenses and other current assets	(0.4)	11.9	11.5	19.7
Other assets, net	(9.2)	(0.9)	(10.1)	(0.5)
Accounts payable and accrued expenses	17.5	(62.4)	(44.9)	(38.0)
Other non-current liabilities	8.9	14.1	23.0	(30.7)

NET CASH PROVIDED BY OPERATING ACTIVITIES	85.2	254.3	339.5	355.9

INVESTING ACTIVITIES:
Merger, net of cash acquired	(3,856.9)	—	(3,856.9)	—
Capital expenditures	(25.8)	(66.1)	(91.9)	(104.9)

NET CASH USED IN INVESTING ACTIVITIES	(3,882.7)	(66.1)	(3,948.8)	(104.9)

FINANCING ACTIVITIES:
Capital contribution, net	1,548.8	—	1,548.8	—
Proceeds from short-term borrowings	—	500.7	500.7	208.8
Payments on short-term borrowings	(2.0)	(495.8)	(497.8)	(204.3)
Proceeds from long-term debt	3,993.3	—	3,993.3	1,042.2
Principal payments on long-term debt	(1,357.5)	(22.5)	(1,380.0)	(1,315.7)
Payments of debt-related costs	(180.0)	—	(180.0)	(43.6)
Dividends paid	—	(62.9)	(62.9)	(37.6)
Issuance of common stock	—	59.6	59.6	12.3
Purchase of treasury stock	—	(100.0)	(100.0)	—
Taxes remitted on behalf of employees for net share settlement of stock awards	—	(5.9)	(5.9)	—
Excess tax benefits from stock-based compensation	—	35.3	35.3	1.7

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	4,002.6	(91.5)	3,911.1	(336.2)

Effect of exchange rate changes on cash and cash equivalents	0.1	(2.8)	(2.7)	(3.8)
NET CHANGE IN CASH AND CASH EQUIVALENTS	205.2	93.9	*	(89.0)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—	53.7	*	142.7

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$205.2	$147.6	*	$53.7

[1]

Amounts presented for the twelve months ended May 1, 2011 represent the mathematical combination of the 44-week Predecessor period from May 3, 2010 through March 7, 2011 and the 8-week Successor period from March 8, 2011 through May 1, 2011.

*	Not meaningful.

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CONTACTS:

Media Contact	Analyst/Investor Contact
Chrissy Stengel	Christina Um
Del Monte Foods	Del Monte Foods
(415) 247-3420	(415) 247-3382
media.relations@delmonte.com	investor.relations@delmonte.com